Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Equinox Gold Corp.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-28
Reporting Entity ESTMA Identification Number	E517192		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E061957 Luna Gold Corp., E444156 Newcastle Gold Ltd., E146961 Leagold Mining Corporation

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Peter Hardie				Date	2025-05-28
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Equinox Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517192
Subsidiary Reporting Entities (if necessary)	E061957 Luna Gold Corp., E444156 Newcastle Gold Ltd., E146961 Leagold Mining Corporation
Payments by Payee
Country	Payee Name	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee(1)	Notes
United States of America	State of California		5,943,651	1,097	764,739					6,709,487
United States of America	California Imperial County		737,240		2,688,330					3,425,569
United States of America	San Bernardino County		1,290,368		1,378					1,291,746
United States of America	Government of the United States of America		5,100,000							5,100,000
Mexico	Federal Government of Mexico		5,678,387	1,777,763	946,026					8,402,176
Mexico	Municipal Government of Mexico				341,394					341,394
Brazil	Government of Brazil		3,627,200	8,408,379	333,337				312,072	12,680,987	Note 2
Brazil	State Government of Minas Gerais				77,076					77,076
Brazil	Municipality of Godofredo Viana				65,239					65,239
Brazil	Municipality of Porteirinha				1,929				163,792	165,722
Canada	Province of Ontario		13,954		469,376					483,330
Canada	Long Lake #58 First Nation				1,146,677					1,146,677
Canada	Municipality of Greenstone		1,643,513		450,206					2,093,719
Canada	Ginoogaming First Nation				661,737					661,737
Canada	Aroland First Nation				620,361					620,361
Canada	Animbiigoo Zaagi'igan Anishinaabel				674,430					674,430
Canada	Minodahmun Development LP				303,296					303,296
Additional Notes:

Note 1 - The Company's functional currency is the U.S. dollar ("USD"). Amounts in this report are presented in USD. Payments made in currencies other than USD were translated using the exchange rate at the time the payment was made. The average exchange rates for 2024 were as follows:

Canadian dollar 1.3696 per one US dollar
Brazilian real 5.3852 per one US dollar
Mexican peso 18.2891 per one US dollar

Note 2 - Taxes paid were net of tax credits of $22,252,577

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Equinox Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517192
Subsidiary Reporting Entities (if necessary)	E061957 Luna Gold Corp. E444156 Newcastle Gold Ltd. E146961 Leagold Mining Corporation
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project(1)	Notes
United States of America	Mesquite	11,709,588	1,097	3,230,036					14,940,721
United States of America	Castle Mountain	1,361,670		224,411					1,586,081
Mexico	Los Filos	5,678,387	1,777,763	1,287,420					8,743,570
Brazil	Aurizona	871,017	2,524,088	165,460				232,699	3,793,265	Note 2
Brazil	Fazenda	2,754,892	2,067,944	62,113				243,165	5,128,113	Note 3
Brazil	RDM		1,960,105	167,672					2,127,777
Brazil	Santa Luz	1,291	1,856,242	82,337					1,939,870	Note 4
Canada	Greenstone	1,657,467		4,326,084					5,983,550	Note 5
Additional Notes:

Note 1 - The Company's functional currency is the U.S. dollar ("USD"). Amounts in this report are presented in USD. Payments made in currencies other than USD were translated using the exchange rate at the time the payment was made. The average exchange rates for 2024 were as follows:

Canadian dollar 1.3696 per one US dollar
Brazilian real 5.3852 per one US dollar
Mexican peso 18.2891 per one US dollar

Note 2 - Taxes paid were net of tax credits of $12,313,944
Note 3 - Taxes paid were net of tax credits of $5,086,648
Note 4 - Taxes paid were net of tax credits of $4,851,985
Note 5 - Greenstone payments are reported on a 100% basis. The Company increased its ownership from 60% to 100% interest in Greenstone in May 2024